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Objective Communications, Inc.                                    Exhibit 11
Calculation of net loss per share

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
                                                                                                             Period October 5, 1993
                                                                     Years ended December 31,                (date of inception) of
                                                            1994              1995             1996             December 31, 1996

Net loss                                                 ($406,842)        ($2,046,116)     ($2,694,436)           ($5,151,915)
                                                     ===================================================        ===============



Weighted average common shares
outstanding                                                617,895           1,565,438        1,711,413              1,711,413

Shares issued within one year of
filing of initial public offering                          350,431             350,431          350,431                350,431

Options issued within one year of
filing of initial public offering                          138,000             138,000          138,000                138,000

Warrants issued within one year of
filing of initial public offering                          907,790             907,790          907,790                907,790

Converible securities issued within one year of
filing of initial public offering                          500,000             500,000          500,000                500,000
                                                     ---------------------------------------------------        ---------------

Weighted average common shares
and common share equivalents                             2,514,116           3,461,659        3,607,634              3,607,634
                                                     ===================================================        ===============


Net loss per common share                                   ($0.16)             ($0.59)          ($0.75)                ($1.43)
                                                     ===================================================        ===============

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